===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                                   CACHE, INC.
             (Exact name of registrant as specified in its charter)

              FLORIDA                                   59-1588181
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

   1440 BROADWAY, NEW YORK, NEW YORK                      10018
(Address of Principal Executive Offices)                (Zip Code)

                                   CACHE, INC.
                2003 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                            (Full Title of the Plan)

                                   BRIAN WOOLF
                              CHAIRMAN OF THE BOARD
                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 575-3200
            (Name, Address and Telephone Number of Agent for Service)

                  Please send copies of all communications to:

                               MICHAEL LITTENBERG
                              SCHULTE ROTH & ZABEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                         CALCULATION OF REGISTRATION FEE
===============================================================================
              |                |  Proposed      | Proposed      |
  Title of    |  Amount to be  |  Maximum       | Maximum       |   Amount of
Securities to |   Registered   |  Offering      | Aggregate     | Registration
be Registered |                |  Price per     | Offering      |      Fee
              |                |  Unit (2)      | Price (2)     |
------------- | -------------  | -------------  | ------------- | -------------
Common Stock, |                |                |               |
par value     |  900,000       |  $22.75 (2)    | $20,475,000   |  $2,594
$.01          |  shares        |                |               |
share (1)     |                |                |               |
===============================================================================

(1) Also registered under this Registration Statement are such additional number of shares of common stock ("Common Stock"), presently undeterminable, as may be necessary as a result of any stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based upon the price at which the options granted to date may be exercised.

                                EXPLANATORY NOTE


         Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of Common Stock, par value $.01 per share, of Cache, Inc. (the "Company") to be acquired pursuant to the 2003 Stock Option and Performance Incentive Plan (the "2003 Plan").

                                   CACHE, INC.

   FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION REQUIRED BY
                               PART I OF FORM S-3


FORM S-3 ITEM NUMBER                            LOCATION/HEADING IN PROSPECTUS
____________________                            ______________________________

1. Forepart of Registration Statement           Cover Page
   and Outside Front Cover Page of
   Prospectus

2. Inside Front and Outside Back Cover          Table of Contents
   Page of Prospectus

3. Summary Information, Risk Factors            Not Applicable
   and Ratio of Earnings to Fixed Charges

4. Use of Proceeds                              Not Applicable

5. Determination of Offering Price              Not Applicable

6. Dilution                                     Not Applicable

7. Selling Security Holders                     Registered Stockholders

8. Plan of Distribution                         Plan of Distribution

9. Description of Securities to be
   Registered                                   Not Applicable

10. Interests of Named Experts and              Experts; Legal Matters
    Counsel

11. Material Changes                            Not Applicable

12. Incorporation of Certain                    Documents Incorporated
    Information                                 by Reference; Available
                                                Information

13.  Disclosure of Commission Position          Indemnification
     on Indemnification for Securities
     Act Liabilities

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information required by Part I of Form S-8 will be sent or given to employees participating in the 2003 Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The information that has been incorporated by reference pursuant to Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) will be delivered to employees participating in the 2003 Plan, without charge, upon written or oral request.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         -------  ---------------------------------------

         The Securities and Exchange Commission (the "Commission") allows the Registrant to "incorporate by reference" information the Company files with the Commission. This means that the Company can disclose information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement. The information the Company files later with the Commission will automatically update and supersede older information. The following documents which have been or will in the future be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003, as amended on Form 10-K/A dated April 14, 2004, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains certified financial statements for the Company's fiscal year ended December 27, 2003.

         2. The Company's Proxy Statement for its Annual Meeting of Shareholders held on November 11, 2003, filed with the Commission on October 6, 2003 pursuant to Section 14 of the Exchange Act.

         3. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form S-2 filed with the Commission on July 18, 2002 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.
         ------   -------------------------

         Not Applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ------   --------------------------------------

         Not Applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------   -----------------------------------------

Limitation of Directors' Liability.

         Article VIII of the Company's Articles of Incorporation, as amended, provides that the Company shall, to the extent permitted by law, (a) indemnify and hold harmless each person serving as a director or officer of the Company or, at the request of the Company, as a director or officer of any other corporation, against any claim or liability arising from service in such capacity, and (b) reimburse any such person for all costs, legal and other expenses reasonably incurred by such person in connection with any claim or liability for which such person is adjudged liable to the extent permitted by law. Article VIII further provides that nothing contained therein will restrict the Company from indemnifying or reimbursing any such person in a proper case although not specifically provided for therein.

         Section 607.0850 of the Florida Business Corporation Act permits a corporation to indemnify any person serving as a director, officer, employee, or agent of such corporation or, at the request of such corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Person"), against liability to third parties or associated expense arising from his service in that capacity if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also permits a corporation to indemnify an Indemnified Person against liability in derivative actions if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, except that, unless court approval is obtained, no Indemnified Person may be indemnified in respect of a matter to which it is adjudged to be liable. Except in cases where the Indemnified Person has been successful on the merits or otherwise in the defense of the action, the determination that the applicable standard for indemnification has been met must be made by: (a) a majority vote of a quorum of disinterested directors; (b) a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors; (c) independent legal counsel (i) selected by the board of directors prescribed in (a) above or the committee prescribed in

(b) above, or (ii) if a quorum of directors cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by a majority vote of the full board of directors; or (d) a majority vote of a quorum of disinterested shareholders, or, if no such quorum is obtainable, by a majority vote of disinterested shareholders. A corporation is authorized to make such further indemnification of Indemnified Persons as is authorized by law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, unless a judgment or other final adjudication establishes that his actions, or omission to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law unless the Indemnified Person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the Indemnified Person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 (with respect to liability of directors for unlawful distributions) are applicable; or
(d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of a corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. A corporation may procure insurance for Indemnified Persons against liability whether or not it would have the power to indemnify against such liability under
Section 607.0850. Provision is also made for the advancement of expenses prior to final disposition, subject to repayment unless the Indemnified Person is ultimately determined to be entitled to indemnification. Provision is also made that unless the corporation's articles of incorporation provide otherwise, under certain circumstances, a court may order indemnification and advancement of expenses, notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders in a particular case.

         The Florida Business Corporation Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions of Section 607.0834 (with respect to liability of directors for unlawful distribution) are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         The Company maintains a standard form of directors and officers' liability insurance policy which provides coverage to the directors and officers of the Company for certain liabilities.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------   -----------------------------------

         Not Applicable.

         ITEM 8.  EXHIBITS.
         ------   --------

         The following is a complete list of exhibits filed as a part of this Registration Statement:

         EXHIBIT NO.                    DOCUMENT

                4.1                     Cache, Inc. 2003 Stock Option and
                                        Performance Incentive Plan

                5.1                     Opinion of Akerman Senterfitt

                23.1                    Consent of KPMG, LLP

                23.2                    Consent of Akerman Senterfitt
                                        (included in Exhibit 5.1)

                24.1 Powers of Attorney (see pages II-1 and II-2 of this Registration Statement)


         ITEM 9.  UNDERTAKINGS.
         ------    ------------

         A.     TO UPDATE ANNUALLY.
                -------------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.
            ---------------------------------------------------------------

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. INDEMNIFICATION OF OFFICERS AND DIRECTORS.
            -----------------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 REOFFER
PROSPECTUS
__________
                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                          TELEPHONE NO. (212) 575-3200
                                ________________


                     Common Stock, par value $.01 per share
                                 900,000 Shares
                                ________________


         This Prospectus relates to the subsequent resale or offer for sale in the NASDAQ National Market System, or otherwise, of shares of common stock, par value $.01 per share ("Common Stock"), of Cache, Inc., a Florida corporation (the "Company"), which may be acquired by certain persons who may be deemed affiliates of the Company pursuant to the purchase by them of shares of Common Stock upon the exercise of options and other awards granted to them under the Company's 2003 Stock Option and Performance Incentive Plan (the "2003 Plan"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined, herein) will be borne by such Registered Selling Stockholder.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
              SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

                                ________________

         The date of this Prospectus is April 14, 2004.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ____

The Company..................................................................A-3

Plan of Distribution.........................................................A-3

Registered Stockholders......................................................A-3

Documents Incorporated by Reference..........................................A-5

Experts......................................................................A-5

Legal Matters................................................................A-5

Available Information........................................................A-6

                                   THE COMPANY

         The Company is a specialty retailer which operates stores and an on-line e-commerce web-site (www.cache.com), which sells women's apparel and accessories under the trade names Cache and Lillie Rubin. As of the date hereof, the Company operates 260 stores.

         The Company was incorporated in the state of Florida on April 25, 1975. The Company's principal executive offices are located at 1440 Broadway, New York, New York 10018 and its telephone number is (212) 575-3200.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Registered Stockholders. The Company understands that none of such shares will be offered through underwriters.

         Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through the NASDAQ National Market System, the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Registered Stockholders and any broker dealer through whom sales are made by the Registered Stockholders may be regarded as "underwriters" within the meaning of the Securities Act although the Registered Stockholders disclaim such status, and their compensation may be regarded as underwriters' compensation.

         The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder will be borne by such Registered Stockholder.

         On April 13, 2004, the closing sales price of the Common Stock, as reported in the NASDAQ National Market System, was $29.03.

                             REGISTERED STOCKHOLDERS

         This Reoffer Prospectus relates to shares of Common Stock which may be acquired by certain key employees (the "Registered Stockholders") of the Company, each of whom may be deemed to be "affiliates" of the Company, pursuant to the exercise of options and other awards granted to such persons under the 2003 Plan. The address of each Registered Stockholder is c/o Cache, Inc., 1440 Broadway, New York, New York 10018.

         The following table sets forth certain information with respect to the Registered Stockholders as of April 13, 2004:



                                        Number of       Number of                          Percentage
                                        Shares          Shares Acquired     Number of      of Shares
                                        Beneficially    Under the 2003      Shares Bene-   Bene-
                                        Owned as of     Plan and            ficially       ficially
Registered      Position with           April 13,       Offered             Owned After    Owned After
Stockholder     the Company             2004(1)         Hereby(2)           Offering       Offering (3)
-------------------------------------------------------------------------------------------------------
Brian Woolf     Chairman/Chief          100,125         285,000              385,125           3.6%
                Executive
                Officer/Director
Thomas E.       President/Chief          57,844         160,000              217,844           2.1%
Reinckens       Operating
                Officer/Director
Catherine       Executive Vice            6,250          60,000               66,250       Less than 1%
McNeal          President, General
                Merchandise Manager,
                Cache
David           Executive Vice            8,750          50,000               58,750       Less than 1%
Desjardins      President,
                Director of
                Stores and
                Operations



(1) Includes shares of Common Stock underlying options and other awards granted to each Registered Stockholder under the 2003 Plan only to the extent that such options and other awards are exercisable as of, or within 60 days of, April 13, 2004.

(2) Represents all shares of Common Stock underlying options and other awards granted under the 2003 Plan to each Registered Stockholder, whether or not exercisable as of, or within 60 days of, April 13, 2004.

(3) Based on approximately 10,416,150 shares of Cache Common Stock outstanding as of April 13, 2004. Since the shares being reoffered hereby have been registered pursuant to Rule 415 under the Securities Act and not pursuant to an underwritten public offering, the number of registered shares to be sold pursuant hereto and the dates of such sale are not presently determinable.

         Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers through the NASDAQ National Market System or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Company will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive any of the proceeds from sales by any of the Registered Stockholders. On April 13, 2004, the closing sales price per share of the Common Stock as reported on the NASDAQ National Market System was $29.03.

                       DOCUMENTS INCORPORATED BY REFERENCE

          Incorporated herein by reference and made a part hereof are:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003, as amended on Form 10-K/A dated April 14, 2004, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains certified financial statements for the Company's fiscal year ended December 27, 2003.

         2. The Company's Proxy Statement for its Annual Meeting of Shareholders held on November 11, 2003, filed pursuant to Section 14 of the Exchange Act.

         3. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form S-2 filed with the Commission on July 18, 2002 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule of Cache, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002, and for each of the years in the three-year period ended December 27, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG, LLP, independent accountants, and incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Akerman Senterfitt, Miami, Florida, special Florida counsel for the Company.

                              AVAILABLE INFORMATION

         The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. It has also filed with the SEC a Registration Statement on Form S-8 to register the securities being offered in this prospectus. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in the Registration Statement. For further information about the Company and the securities offered in this prospectus, please refer to the Registration Statement and its exhibits. The Company's SEC filings may be inspected and copied at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents can be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available from the SEC's web site at http://www.sec.gov. The Common Stock of the Company is quoted on the NASDAQ National Market System. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. More information about the Company can be obtained by visiting the Company's web site at http://www.cache.com.

         A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner)to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Victor J. Coster, Secretary, Cache, Inc., 1440 Broadway, New York, New York 10018.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of April, 2004.


                                   CACHE, INC.


                                   By: /S/ BRIAN WOOLF
                                       _________________________
                                         Brian Woolf
                                         Chairman of the Board &
                                         Chief Executive Officer



                                POWER OF ATTORNEY


         The Registrant and each person whose signature appears below hereby appoint Brian Woolf and Thomas E. Reinckens, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 14th day of April, 2004.


NAME AND SIGNATURE                          TITLE                 DATE
_________________                           _____                 ____

/S/ BRIAN WOOLF                     Chairman of the Board/        April 14, 2004
---------------------------
Brian Woolf                         Chief Executive Officer


/S/ THOMAS E. REINCKENS             President/Chief Operating     April 14, 2004
---------------------------
Thomas E. Reinckens                 Officer/Director


/S/ ANDREW M. SAUL                  Director                      April 14, 2004
---------------------------
Andrew M. Saul

/S/ JOSEPH E. SAUL                  Director                      April 14, 2004
---------------------------
Joseph E. Saul


/S/ MORTON J. SCHRADER              Director                      April 14, 2004
---------------------------
Morton J. Schrader


/S/ ARTHUR M. MINTZ                 Director                      April 14, 2004
---------------------------
Arthur M. Mintz

                                  EXHIBIT INDEX
                                  _____________


EXHIBIT NO.
__________

4.1      Cache, Inc. 2003 Stock Option and Performance Incentive Plan (1)

5.1      Opinion of Akerman Senterfitt

23.1     Consent of KPMG, LLP

23.2     Consent of Akerman Senterfitt(included in Exhibit 5.1)

24       Powers of Attorney (see pages II-1 and II-2 of this Registration
         Statement)


---------------
(1) Incorporated by reference to the Company's Definitive Proxy Statement for the 2003 Annual Meeting of Shareholders.

                                                                     EXHIBIT 5.1


Fort Lauderdale                                       Akerman Senterfitt
Jacksonville                                          One Southeast Third Avenue
Miami                                                 28th Floor
Orlando                                               Miami, Florida  33131-1714
Tallahassee                                           www.akerman.com
Tampa                                                 305 374 5600 TEL
West Palm Beach                                       305 374 5095 FAX


                                        April 14, 2004


CACHE, INC.
1440 BROADWAY
NEW YORK, NEW YORK 10018

         RE:  REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT")

Ladies and Gentlemen:

         We have acted as special Florida counsel to Cache, Inc., a Florida corporation (the "COMPANY"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Registration Statement relates to the offering and sale by the Company of up to 900,000 shares of the Company's Common Stock, par value $0.01 per share (the "SHARES"), pursuant to stock options granted or to be granted under the Company's 2003 Stock Option and Performance Incentive Plan (the "PLAN").

         We have examined such corporate records, documents, instruments and certificates of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable securities of the Company.

         The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Florida, and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

                                        Very truly yours,


                                        /S/ AKERMAN SENTERFITT

                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
of Cache, Inc.


         We consent to the use of our report dated February 20, 2004, with respect to the consolidated balance sheets of Cache, Inc. as of December 27, 2003 and December 28, 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 27, 2003, and related financial statement schedule, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.



New York, NY
April 14, 2004



                                        KPMG, LLP
                                        ______________________
                                        /s/ KPMG, LLP